UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2005

Exact Name of Registrant as Specified
	in Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number
1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of each registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On May 19, 2005, Arizona Public Service Company (“APS”) entered into two separate amended and restated reimbursement agreements (the “Amended Agreements”) with JPMorgan Chase Bank, as Administrative Agent and Issuing Bank, Barclays Bank PLC, as Syndication Agent, and the lender parties thereto. The Amended Agreements amended and restated reimbursement agreements entered into in 2002 that would have expired on July 22, 2005. Under the Amended Agreements, the Issuing Bank amended and extended two separate letters of credit (the “Letters of Credit”) that were previously issued to the two separate equity participants in APS’ August 1986 sale leaseback transactions, pursuant to which APS sold and leased back a portion of its interest in Unit 2 of the Palo Verde Nuclear Generating Station (“Palo Verde”). The Letters of Credit support the equity participant’s portion of rental payments that APS makes under the leases entered into in its August 1986 sale leaseback transactions (the “Sale Leaseback Leases”).

     Each equity participant may draw up to the full amount of its Letter of Credit if an event of default under its related Sale Leaseback Lease has occurred and is continuing. APS must repay the full amount of any draw under the Letters of Credit to the Issuing Bank, with interest, within 5 business days after the draw. The Sale Leaseback Leases contain typical events of default, including APS’ failure to make payments under the Sale Leaseback Leases when due; APS’ failure to perform its covenants under the Sale Leaseback Leases and other sale leaseback documents after a grace period in certain cases; APS’ failure to provide a renewal or replacement letter of credit within specified time periods prior to the termination date; certain defaults by APS under the Arizona Nuclear Power Project Participation Agreement dated as of August 23, 1973, as amended, among APS and the other owners of Palo Verde, including any such default that results in a suspension of APS’ right to receive its share of electricity from Palo Verde; and certain cross defaults from other APS debt.

     The Issuing Bank may give notice to the equity participants of the early termination of the Letters of Credit if an event of default under the Amended Agreements has occurred and is continuing. After receipt of any such notice of early termination, the equity participants will have the right to draw up to the full amount of the Letters of Credit. The Amended Agreements contain typical default provisions, including APS’ failure to make payments under the Amended Agreements when due; APS’ failure to perform its covenants under the Amended Agreements after a grace period in certain cases; certain events of default under the Sale Leaseback Leases, and certain cross defaults from other debt or certain operating leases. The Amended Agreements include customary covenants, including a negative lien provision and requirements that APS maintain a maximum consolidated debt-to-consolidated capitalization ratio and a minimum consolidated cash coverage ratio.

     The maximum amount that the equity participants may draw under the Letters of Credit is $100,392,775.45 on May 19, 2005. Such amount will decrease over the term of the Amended Agreements to $61,813,393.44 at the expiration of the Letters of Credit. The Amended Agreements will expire on May 19, 2010 unless earlier terminated in accordance with their terms.

     APS and its affiliates maintain normal banking and other relationships with the agents and other lenders in the facility.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)

Dated: May 24, 2005	By:	/s/ Barbara M. Gomez

Barbara M. Gomez
Vice President and Treasurer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)

Dated: May 24, 2005	By:	/s/ Barbara M. Gomez

Barbara M. Gomez
Vice President and Treasurer

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